Exhibit 10.1

PERSONAL IDENTITY THEFT PROTECTION

REIMBURSEMENT AGREEMENT

This PERSONAL IDENTITY THEFT REIMBURSEMENT AGREEMENT (the “Agreement”) is made and entered into as of this              day of                     ,              by and between [NAME] (“Executive”) and                     , a                      (the “Company”).

RECITALS

WHEREAS, Executive is [TITLE] of the Company; and

WHEREAS, in such capacity Executive has been requested by the Company to provide, and has provided or agreed to provide, detailed personal information to state and municipal agencies, commissions and boards in connection with business activities of the Company, such as obtaining liquor and gaming licenses, applications to conduct insurance business, etc.; and

WHEREAS, such information disclosures by Executive create the potential for unauthorized disclosure to or use by third parties (collectively, “Unauthorized Disclosure”) of personal identity, financial or other sensitive information belonging to Executive and resulting harm or loss to Executive;

NOW THEREFORE, in consideration of the foregoing and the mutual promises, agreements, covenants, warranties, representations and provisions contained herein, the parties agree as follows:

1. Term. The term of this agreement shall commence on the last date of signature hereof (the “Effective Date”) and end upon the later of the death of Executive and the death of Executive’s spouse.

2. Reimbursement.

a. The Company shall promptly reimburse Executive for any actual (e.g., not speculative or reputational) costs, expenses or losses (“Reimbursable Expenses”) which he/she documents to the Company’s reasonable satisfaction that he/she or any member of his/her immediate family whose personal information is included in the information provided by Executive to any governmental entity has incurred as a result of any Unauthorized Disclosure.

b. The documentation submitted by Executive as a basis for reimbursement hereunder shall include, but not be limited to, a statement of the amount of the Reimburseable Expense(s) for which Executive is requesting reimbursement and the circumstances giving rise to such Reimbursable Expense(s) and such other supporting documentation as the Company may reasonably request.

3. Credit Monitoring and Repair. The Company shall pay for the cost of identity theft protection services through a company selected by Executive, such as LifeLock, Identity Guard or Trusted ID, for the benefit of Executive and Executive’s spouse for the duration of their lifetimes, up to a total of $200 per person per year (as reasonably adjusted from year to year upon mutual agreement of the parties to allow for industry-wide increases in the cost of such services). The Company makes no representation or warranty concerning the effectiveness or security of any identity theft protection service.

4. Rights of Indemnification. Executive’s rights to reimbursement under this agreement are in addition to, and not in derogation of, any and all rights of indemnification Executive may have under the bylaws of Longs Drug Stores Corporation, a Maryland corporation (“Longs Maryland”), the bylaws of the Company, any agreement of indemnification between Executive and Longs Maryland., any agreement of indemnification between Executive and Longs Drug Stores California, Inc., (including as such agreements may be amended from time to time), and any provision of applicable law. Notwithstanding the foregoing, Executive shall not be entitled to duplicate reimbursement of Reimbursable Expenses.

5. Miscellaneous.

a. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the construction or interpretation of this Agreement.

b. Partial Invalidity. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, shall remain in full force and effect.

c. Waiver. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (iii) waiver by any party of the time for performance of any act or condition hereunder does not constitute waiver of the act or condition itself.

d. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given upon actual receipt, if delivered personally, by overnight courier or by fax; or three (3) days following deposit in the United States mail, if deposited with postage pre-paid, return receipt requested, and addressed to such address as may be specified in writing by the relevant party from time to time, and which shall initially be as follows:

To Executive at:	[NAME]
[ADDRESS]

To the Company at:	[NAME]
[ADDRESS]

With a copy to:	[NAME]
[ADDRESS]

e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction.

f. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement and supersedes any prior or contemporaneous agreements, representations and understandings, whether written or oral, of or between the parties with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

g. Amendment. This Agreement may be amended only by a written agreement signed by all of the parties.

h. Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective successors and assigns (including without limitation successors by way of merger or acquisition), provided, however, that neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, and any such proposed assignment shall be null, void and of no effect.

i. Dispute Resolution. The parties agree to submit all disputes regarding this Agreement to binding arbitration. Except as specifically provided in this Section, the arbitration shall be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules. However, the arbitration need not be administered by the American Arbitration Association. The arbitration shall be conducted within one hundred and twenty (120) days of the demand for arbitration and shall be adjudicated by a single arbitrator chosen by mutual agreement of the parties. In the event the parties are unable to mutually agree on an arbitrator, each party shall select a single arbitrator and the two arbitrators chosen by the parties shall then select a third arbitrator by mutual agreement, and the arbitration shall be adjudicated by all three arbitrators. Any arbitration shall be conducted in San Francisco, California.

j. Attorneys’ Fees. Should any arbitration or other proceeding be commenced between the parties to this Agreement or their representatives concerning any provision of this Agreement or the rights of any person or entity thereunder, solely between the parties or their successors, the party or parties prevailing in such action as determined by the arbitration panel or court, as the case may be, shall be entitled to recover from the other party all of its costs and expenses incurred in connection with such action (including, without limitation, fees, disbursements and expenses of attorneys and cots of investigation).

k. No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

l. Counterparts. This Agreement may be executed in one or more counterparts, each of which independently shall be deemed to be an original, and all of which together shall constitute one instrument.

m. Relationship of the Parties. Nothing contained in this Agreement shall in any way create any association, partnership, joint venture or principal and agent relationship between the parties hereto or be construed to evidence an intention of the parties to constitute such.

n. Limitation of Damages. Each party waives any and all claims, rights and remedies against the other, whether express or implied, or arising by operation of law or in equity, for any punitive, exemplary, indirect, incidental or consequential damages whatsoever.

o. Survival. All representations, warranties, covenants and agreements set forth in Section 5 of this Agreement shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed effective as of the day and year first written above.

Company:

By:

Name:

Title: